UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018 (August 27, 2018)

US-CHINA BIOMEDICAL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 679-3992

(Registrant's telephone number, including area code)

_________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 27, 2018, the board of directors (“Board”) of US-China Biomedical Technology, Inc. (the “Company”) appointed Mr. Wentie “Robert” Sun (“Mr. Sun”) as a member of the Company’s Board to serve until the next annual meeting of shareholders and until his successor is duly appointed. On August 28, 2018, Mr. Sun accepted such appointment.

The biography for Mr. Sun is set forth below:

MR. WENTIE ‘ROBERT’ SUN, is the president of the American-Chinese CEO Society, a former Chinese diplomat, current business executive and investor who combines impressive diplomatic, executive and management achievements in US and China government relations, high level business joint ventures in medical device, pharmaceutical, energy, food industry, and real estate ventures. Mr. Sun received his Bachelor of Arts degree from Zhejiang University in China in 1977 and an MBA from the University of California at Riverside in 1986.

Mr. Sun has served on the Board of The University of California Riverside School of Business Administration Dean's Advisory Council since 2009 and has served as an advisor at UCLA Center for World Health since 2014. In 2015, Mr. Sun joined the California Community Foundation as a board member. Mr. Sun has also been appointed as an official economic adviser to the Mayor of WeiHai City, Yingkou City, Dalian Free Trade Zone in China, and advisor to the All China Federation of Commerce and Industries Zhejiang Province China and Ningbo City Global Yong CEO Association.

Since 1989 Mr. Sun has built five companies specializing in international trade, distribution and manufacturing in the area of medical & dental supply, medical device, sanitary, personal care, and sealing tapes. Mr. Sun has also been engaged in investment projects that bring the best of US leading technology to combine with China’s vast market and capital. In 1996, Mr. Sun along with four of his Chinese business associates initiated and founded the Chinese CEO Organization in the U.S. Mr. Sun served as a director for 3 terms and as president for 2 terms. In 2005, Mr. Sun founded a new association called American-Chinese CEO Society, (www.american-chineseceo.org) and the member and event website www.americanchineseceosociety.wildapricot.org to serve main stream U.S. companies and Chinese companies, and Mr. Sun has been the founding Chairman and President ever since.

Over the last 25 years, Mr. Sun has built a strong network of international, government, business and academic contacts. He is widely respected in the government and business circles, and has been invited to give guest lectures to many academic, government, and business conferences.

In 2006, Mr. Sun was invited by the White House to the U.S. President Welcome Ceremony for the visiting President of China, Hu Jing Tao, and his official delegation at the White House. In 2012, Mr. Sun participated in welcoming Chinese new leader President Xi Jin Ping and his delegation in Los Angeles at the US China Trade Summit and the grand banquet. In 2015, Mr. Sun was invited by the Chinese Government to meet Chinese President Xi Jinping with his official delegation during the Seattle portion of his state visit to the United States and also attended the U.S.-China Business Roundtable with 15 U.S. CEOs and 15 Chinese CEOs co-hosted by CCPIT and Paulson Institute.

Through his career, Mr. Sun has maintained high level contacts and friendship with many leaders in China, both government and business. His contact includes China’s top leaders in the state government, People’s Congress, and CEO’s of many of the largest corporations in China. Mr. Sun is well respected in China’s elite circle, and has been invited to give lectures to Chinese officials, and business schools.

Family Relationships

There are no family relationships between Mr. Sun and any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2018	US-CHINA BIOMEDICAL TECHNOLOGY, INC.

/s/ Qingxi Huang
Name: Qingxi Huang
Title: Chief Executive Officer

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